Exhibit 99.1

BiomX Announces Date of 2020 Annual Meeting of Stockholders

Ness Ziona, Israel – April 7, 2020 – BiomX Inc. (the “Company”) (NYSE: PHGE), a clinical-stage company developing both natural and engineered phage therapies that target specific pathogenic bacteria, today announced that it will hold its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) on June 3, 2020 at 9:00 a.m. Eastern Time. In light of public health concerns regarding the COVID-19 pandemic, the 2020 Annual Meeting will be held solely by remote communication, in a virtual-only format.

Stockholders of record of the Company’s common stock at the close of business on April 17, 2020 are entitled to notice of, and to vote during, the 2020 Annual Meeting. The Company expects the notice of the 2020 Annual Meeting, definitive proxy statement and Notice of Internet Availability of Proxy Materials (collectively, the “proxy materials”) will be mailed to stockholders on or about April 21, 2020.

About BiomX
BiomX is a clinical-stage biotechnology company developing both natural and engineered phage cocktails designed to target and destroy bacteria that affect the appearance of skin, as well as harmful bacteria in chronic diseases, such as inflammatory bowel disease (IBD), primary sclerosing cholangitis (PSC), and colorectal cancer (CRC). BiomX discovers and validates proprietary bacterial targets and customizes phage compositions against these targets.

www.biomx.com

Company Contact
BiomX, Inc.
Assaf Oron
Chief Business Officer
+972 (54) 222-8901
assafo@biomx.com

Investor Contact
Stern IR, Inc.
Kerry Conlin
+1 (212) 362-1200
kerry.conlin@sternir.com